EXHIBIT 1(a)(3)


CITY CLERK'S OFFICE                                          SEP 22 1989
    SEP 22 1989                                          SECRETARY OF STATE
  CITY OF BOSTON                                        CORPORATION DIVISION

                           AARP CASH INVESTMENT FUNDS


                            Certificate of Amendment

     The undersigned, being a duly elected and acting Trustee of AARP Cash Investment Funds (the "Trust"), a business trust organized pursuant to a Declaration of Trust (the "Declaration") dated January 20, 1983, as amended, does hereby certify that at a meeting of the Trustees of the Trust duly called and held on June 28, 1989, at which meeting a quorum was present and acting throughout, the following resolution was duly adopted by a vote of the Trustees, acting pursuant to Article VIII, Section 8.3 of the Declaration:

          FURTHER RESOLVED, that the Declaration of Trust be, and it hereby is, further amended by changing the figure "$250" in Section 6.6 to "$500" and that a certificate of amendment be duly executed and filed with the Secretary of The Commonwealth of Massachusetts and the City Clerk of the City of Boston.

          IN WITNESS WHEREOF, the undersigned has, pursuant to Article X,
Section 10.1 of the Declaration, this day executed this Certificate.


DATED: September 15, 1989                    /s/George S. Johnston
                                            ---------------------------------
                                            Trustee

STATE OF NEW YORK
COUNTY OF NEW YORK     ,ss.


     Then personally appeared George S. Johnston, the above-named Trustee, who acknowledged the foregoing instrument to be his free act and deed.

                                   Before me,

                                   /s/Therese M. Meany
                                   --------------------------------
                                   Notary Public
                                   My Commission Expires:

                                                   THERESE M. MEANY
                                           NOTARY PUBLIC, State of New York
                                            No. 41-2644550 - Queens County
                                         Certificate Filed in New York County
                                            Term Expires November 30, 1989